                            PLAN OF DISTRIBUTION AND
                 AMENDED AND RESTATED AGREEMENT OF DISTRIBUTION

The Plan of Distribution ("Plan") and the Agreement of Distribution ("Agreement") effective November 7, 2008, amended and restated July 13, 2009 (together "Plan and Agreement"), is by and between RiverSource Fund Distributors, Inc. ("RiverSource Fund Distributors" or the "Distributor"), a Delaware corporation, principal underwriter of the Corporations and Trusts ("Registrants") listed in Schedule A pursuant to a separate distribution agreement ("Distribution Agreement"), for distribution services to the Funds, and the Registrants, each acting separately on behalf of its underlying series (each a "fund" and collectively the "funds") and share classes, listed in Schedule A. The terms "Fund" or "Funds" are used to refer to either the Registrants or the underlying series as context requires.

The Plan and Agreement are separate and each has been adopted or approved by members of the Board of Directors or Trustees (the "Board") of the Funds who are not interested persons of the Funds and have no direct or indirect financial interest in the operation of the Plan and Agreement, or any related agreement ("independent Board members"), and all of the members of the Board, in person, at a meeting called for the purpose of voting on the Plan and Agreement.

1.   Reimbursement Plan

     1.1 The Funds will reimburse the Distributor for expenses incurred in connection with distributing the Funds' shares, providing personal service to shareholders, and maintaining shareholder accounts, as set forth in the fee schedule included in Schedule A.

2.   Services Provided and Expenses Borne by Distributor

     2.1. The Distributor shall provide distribution and underwriting services and shall bear all distribution related expenses to the extent specified in the Distribution Agreement.

     2.2. Each Fund recognizes and agrees that the Distributor (or an affiliate of the Distributor) may compensate financial intermediaries, including brokers, dealers, banks, registered investment advisers, financial advisors, retirement plan administrators, third party administrators and any others having a selling, administration or similar agreement with the Distributor (a "financial intermediary") for providing services to record or beneficial owners of Fund shares or otherwise in connection with the distribution or servicing of Fund shares.

3.   Distribution Fees and Service Fees

     3.1 Service Fees. As partial consideration for the shareholder and account maintenance services performed by the Distributor directly or through a financial intermediary in the performance of its obligations under an agreement with the Distributor, the Funds shall reimburse the Distributor at a rate not to exceed the rates set forth in Schedule A. These services include assisting in establishing and maintaining shareholder accounts and records, assisting with purchase, redemption and exchange requests, arranging for bank wires, monitoring dividend payments from the Funds on behalf of shareholders, forwarding certain shareholder communications from Funds to shareholders, receiving and responding to inquiries and answering questions regarding the Funds, and aiding in maintaining the investment of shareholders in the Funds.

     3.2. Distribution Fees. As partial consideration for the services performed as specified in the Distribution Agreement and expenses incurred in the performance of its obligations directly or, through a financial intermediary, under the Distribution Agreement, the Funds shall reimburse the Distributor at a rate not to exceed the rates set forth in Schedule A. Distribution fees reimburse the Distributor for its expenses incurred in connection with any activity that is principally intended to result in the sale of Fund shares. These expenses include payment of

RiverSource Fund Distributors - 12b-1 Plan and Agreement
Page 2

          commissions (including pre-paid commissions) to financial intermediaries for the sale of Fund shares, including interest or imputed interest on pre-paid commissions, printing prospectuses and reports used for sales purposes, the preparation, printing and distribution of advertising and sales literature, personnel, travel, office expense and equipment, and other distribution-related expenses.

     3.3. Reimbursement. Expenses incurred as a result of services provided under Sections 3.1 and 3.2, may be carried forward as unreimbursed expenses and shall continue to be eligible for reimbursement subject to termination of the Agreement or the Plan as provided under Section 8.1.

     3.4. Notwithstanding any other provision of this Plan and Agreement, the Funds are not obligated and are in no way liable to make any payment to any person or entity other than directly to the Distributor.

4.   Reports

     4.1 The Distributor agrees to monitor implementation of the Plan and the level and quality of services it provides.

     4.2 The Distributor agrees to provide at least quarterly an analysis of expenses under this Agreement, including any payments to financial intermediaries, and to meet with representatives of the Funds as reasonably requested to provide additional information.

5.   Contingent Deferred Sales Charges

     5.1. For Funds with Class B shares, for each purchase of Class B shares, the Class B shares will be converted to Class A shares in the ninth year of ownership.

     5.2. For Funds with Class B shares, the Funds understand that if a shareholder redeems Class B shares before they are converted to Class A shares, the Distributor will impose a sales charge directly on the redemption proceeds to cover those distribution expenses (including pre-paid commissions) it has previously incurred on the sale of those shares.

     5.3. For Funds with Class C shares, the Funds understand that if a shareholder redeems Class C shares in the first year of ownership, the Distributor will impose a sales charge directly on the redemption proceeds to cover those distribution expenses (including pre-paid commissions) it has previously incurred on the sale of those shares.

6.   Duration of the Plan and Agreement

     6.1. The Plan and Agreement shall continue in effect for a period of more than one year provided it is approved at least annually in the manner provided in the Investment Company Act of 1940 (the "1940 Act").

7.   Amendments to the Plan and Agreement

     7.1. Neither the Plan nor the Agreement may be amended to increase materially the amount that may be paid by the Funds without the approval of at least a majority of the outstanding shares of the relevant class. Neither the Plan nor the Agreement may be amended in any other material respect except with the approval of a majority of independent Board members. Amendments required to conform the Plan or the Agreement to changes in rule 12b-1 or to other changes in

RiverSource Fund Distributors - 12b-1 Plan and Agreement
Page 3

          the 1940 Act or the rules and regulations under the 1940 Act are not deemed to be material amendments.

8.   Termination

     8.1. This Agreement may be terminated as to any class of the Funds at any time without payment of any penalty by a vote of a majority of the independent Board members, or by vote of a majority of the outstanding shares of the relevant class, or by the Distributor. The Plan shall continue until terminated by action of the independent Board members, and the related Agreement will terminate automatically in the event of its assignment as that term is defined in the 1940 Act.

9.   Severability

     9.1. The provisions of this Plan are severable with respect to each class of shares offered by a Fund and with respect to each Fund.

10.  Massachusetts Business Trusts.

     10.1. For each Fund that is organized as a Massachusetts Business Trust, a copy of the Declaration of Trust, together with all amendments, is on file in the office of the Secretary of State of the Commonwealth of Massachusetts. The execution and delivery of this Agreement has been authorized by the Trustees and the Agreement has been signed by an authorized officer of the Fund. It is expressly agreed that the obligations of the Fund under this Agreement shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Fund, personally, but bind only the assets and property of the Fund, as provided in the Declaration of Trust.

11.  Applicable Law

     11.1. This Plan and Agreement shall be governed by the laws of the State of Minnesota.

RiverSource Fund Distributors - 12b-1 Plan and Agreement
Page 4


IN WITNESS THEREOF, the parties hereto have executed the foregoing Agreement as of the day and year first above written.

RIVERSOURCE BOND SERIES, INC.
RIVERSOURCE CALIFORNIA TAX-EXEMPT TRUST
RIVERSOURCE DIMENSIONS SERIES, INC.
RIVERSOURCE DIVERSIFIED INCOME SERIES, INC.
RIVERSOURCE EQUITY SERIES, INC.
RIVERSOURCE GLOBAL SERIES, INC.
RIVERSOURCE GOVERNMENT INCOME SERIES, INC.
RIVERSOURCE HIGH YIELD INCOME SERIES, INC.
RIVERSOURCE INCOME SERIES, INC.
RIVERSOURCE INTERNATIONAL MANAGERS SERIES, INC.
RIVERSOURCE INTERNATIONAL SERIES, INC.
RIVERSOURCE INVESTMENT SERIES, INC.
RIVERSOURCE LARGE CAP SERIES, INC.
RIVERSOURCE MANAGERS SERIES, INC.
RIVERSOURCE MARKET ADVANTAGE SERIES, INC.
RIVERSOURCE MONEY MARKET SERIES, INC.
RIVERSOURCE SECTOR SERIES, INC.
RIVERSOURCE SELECTED SERIES, INC.
RIVERSOURCE SERIES TRUST
RIVERSOURCE SPECIAL TAX-EXEMPT SERIES TRUST
RIVERSOURCE STRATEGIC ALLOCATION SERIES, INC.
RIVERSOURCE STRATEGY SERIES, INC.
RIVERSOURCE TAX-EXEMPT INCOME SERIES, INC.
RIVERSOURCE TAX-EXEMPT MONEY MARKET SERIES, INC.
RIVERSOURCE TAX-EXEMPT SERIES, INC.
SELIGMAN ASSET ALLOCATION SERIES, INC.
SELIGMAN CAPITAL FUND, INC.
SELIGMAN CASH MANAGEMENT FUND, INC.
SELIGMAN COMMON STOCK FUND, INC.
SELIGMAN COMMUNICATIONS AND INFORMATION FUND, INC.
SELIGMAN CORE FIXED INCOME FUND, INC.
SELIGMAN FRONTIER FUND, INC.
SELIGMAN GLOBAL FUND SERIES, INC.
SELIGMAN GROWTH FUND, INC.
SELIGMAN HIGH INCOME FUND SERIES
SELIGMAN INCOME AND GROWTH FUND, INC.
SELIGMAN LASALLE REAL ESTATE FUND SERIES, INC.
SELIGMAN MUNICIPAL FUND SERIES, INC.
SELIGMAN MUNICIPAL SERIES TRUST
SELIGMAN TARGETHORIZON ETF PORTFOLIOS, INC.
SELIGMAN VALUE FUND SERIES, INC.


/s/ Patrick T. Bannigan
------------------------------------
Patrick T. Bannigan
President


RIVERSOURCE FUND DISTRIBUTORS, INC.


/s/ William T. Bannigan
------------------------------------
William F. Truscott
Chairman of the Board and Chief
Executive Officer

RiverSource Fund Distributors - 12b-1 Plan and Agreement
Page 5


SCHEDULE A

FOR FUNDS OTHER THAN MONEY MARKET FUNDS:

Each Registrant is a Minnesota corporation except Seligman Asset Allocation Series, Inc., Seligman Capital Fund, Inc., Seligman Common Stock Fund, Inc., Seligman Communications and Information Fund, Inc., Seligman Core Fixed Income Fund, Inc., Seligman Frontier Fund, Inc., Seligman Global Fund Series, Inc., Seligman Growth Fund, Inc., Seligman Income and Growth Fund, Inc., Seligman LaSalle Real Estate Fund Series, Inc., Seligman Municipal Fund Series, Inc., Seligman TargetHorizon ETF Portfolios, Inc., and Seligman Value Fund Series, Inc., which are Maryland corporations, and RiverSource California Tax-Exempt Trust, RiverSource Special Tax-Exempt Series Trust, RiverSource Series Trust, Seligman High Income Fund Series and Seligman Municipal Series Trust, which are Massachusetts business trusts:

                                                                                  CLASSES
                                                          -----------------------------------------------------
                 FUNDS                                      A       B       C       D       R2      R3      W
                 -----                                    -----   -----   -----   -----   -----   -----   -----
RiverSource Bond Series, Inc.
   RiverSource Floating Rate                                A       B       C       --      --      --       W
   RiverSource Income Opportunities                         A       B       C       --      --      --      --
   RiverSource Inflation Protected Securities               A       B       C       --      R2      --       W
   RiverSource Limited Duration Bond                        A       B       C       --      --      --       W
RiverSource California Tax-Exempt Trust
   RiverSource California Tax-Exempt                        A       B       C       --      --      --      --
RiverSource Dimensions Series, Inc.
   RiverSource Disciplined Small and Mid Cap Equity         A       B       C       --      --      --       W
   RiverSource Disciplined Small Cap Value                  A       B       C       --      R2      R3      --
RiverSource Diversified Income Series, Inc.
   RiverSource Diversified Bond                             A       B       C       --      R2      R3       W
RiverSource Equity Series, Inc.
   RiverSource Mid Cap Growth                               A       B       C       --      --      --      --
RiverSource Global Series, Inc.
   RiverSource Absolute Return Currency and Income          A       B       C       --      --      --       W
   RiverSource Emerging Markets Bond                        A       B       C       --      R2      --       W
   RiverSource Global Bond                                  A       B       C       --      --      --       W
   RiverSource Global Technology                            A       B       C       --      --      --      --
   Threadneedle Emerging Markets                            A       B       C       --      --      --      --
   Threadneedle Global Equity                               A       B       C       --      R2      R3       W
   Threadneedle Global Equity Income                        A       B       C       --      R2      R3      --
   Threadneedle Global Extended Alpha                       A       B       C       --      R2      R3      --
RiverSource Government Income Series, Inc.
   RiverSource Short Duration U.S. Government               A       B       C       --      R2      --       W
   RiverSource U.S. Government Mortgage                     A       B       C       --      --      --      --
RiverSource High Yield Income Series, Inc.
   RiverSource High Yield Bond                              A       B       C       --      R2      R3       W
RiverSource Income Series, Inc.
   RiverSource Income Builder Basic Income                  A       B       C       --      --      --      --
   RiverSource Income Builder Moderate Income               A       B       C       --      --      --      --
   RiverSource Income Builder Enhanced Income               A       B       C       --      --      --      --
RiverSource International Series, Inc.
   RiverSource Disciplined International Equity             A       B       C       --      R2      R3       W
   Threadneedle European Equity                             A       B       C       --      --      --      --
   Threadneedle International  Opportunity                  A       B       C       --      R2      R3      --

RiverSource Fund Distributors - 12b-1 Plan and Agreement
Page 6


                                                                                  CLASSES
                                                          -----------------------------------------------------
                 FUNDS                                      A       B       C       D       R2      R3      W
                 -----                                    -----   -----   -----   -----   -----   -----   -----
RiverSource International Managers Series, Inc.
   RiverSource Partners International Select Growth         A       B       C       --      R2      --      --
   RiverSource Partners International Select Value          A       B       C       --      --      --      --
   RiverSource Partners International Small Cap             A       B       C       --      --      --      --
RiverSource Investment Series, Inc.
   RiverSource Balanced                                     A       B       C       --      R2      --      --
   RiverSource Disciplined Large Cap Growth                 A       B       C       --      R2      R3       W
   RiverSource Disciplined Large Cap Value                  A       B       C       --      R2      R3       W
   RiverSource Diversified Equity Income                    A       B       C       --      R2      R3       W
   RiverSource Mid Cap Value                                A       B       C       --      R2      R3       W
RiverSource Large Cap Series, Inc.
   RiverSource Disciplined Equity                           A       B       C       --      R2      R3       W
   RiverSource Growth                                       A       B       C       --      R2      R3       W
   RiverSource Large Cap Equity                             A       B       C       --      R2      R3      --
   RiverSource Large Cap Value                              A       B       C       --      R2      R3      --
RiverSource Managers Series, Inc.
   RiverSource Partners Aggressive Growth                   A       B       C       --      R2      R3      --
   RiverSource Partners Fundamental Value                   A       B       C       --      --      --      --
   RiverSource Partners Select Value                        A       B       C       --      --      --      --
   RiverSource Partners Small Cap Equity                    A       B       C       --                      --
   RiverSource Partners Small Cap Value                     A       B       C       --                      --
RiverSource Market Advantage Series, Inc.
   RiverSource Portfolio Builder Conservative               A       B       C       --      --      --      --
   RiverSource Portfolio Builder Moderate Conservative      A       B       C       --      --      --      --
   RiverSource Portfolio Builder Moderate                   A       B       C       --      --      --      --
   RiverSource Portfolio Builder Moderate Aggressive        A       B       C       --      --      --      --
   RiverSource Portfolio Builder Aggressive                 A       B       C       --      --      --      --
   RiverSource Portfolio Builder Total Equity               A       B       C       --      --      --      --
   RiverSource S&P 500 Index                                --      --      --      D       --      --      --
   RiverSource Small Company Index                          A       B       --      --      --      --      --
RiverSource Sector Series, Inc.
   RiverSource Dividend Opportunity                         A       B       C       --      R2      R3       W
   RiverSource Real Estate                                  A       B       C       --      --      --       W
RiverSource Selected Series, Inc.
   RiverSource Precious Metals and Mining                   A       B       C       --      --      --      --
RiverSource Series Trust
   RiverSource 120/20 Contrarian Equity                     A       B       C       --      --      --      --
   RiverSource Recovery and Infrastructure                  A       B       C       --      R2      R3      --
   RiverSource Retirement Plus 2015                         A       --     --       --      R2      R3      --
   RiverSource Retirement Plus 2020                         A       --     --       --      R2      R3      --
   RiverSource Retirement Plus 2025                         A       --     --       --      R2      R3      --
   RiverSource Retirement Plus 2030                         A       --     --       --      R2      R3      --
   RiverSource Retirement Plus 2035                         A       --     --       --      R2      R3      --
   RiverSource Retirement Plus 2040                         A       --     --       --      R2      R3      --
   RiverSource Retirement Plus 2045                                 --     --       --      R2      R3      --
RiverSource Special Tax-Exempt Series Trust
   RiverSource Minnesota Tax-Exempt                         A       B       C       --      --      --      --
   RiverSource New York Tax-Exempt                          A       B       C       --      --      --      --
RiverSource Strategy Series, Inc.
   RiverSource Equity Value                                 A       B       C       --      R2      R3       W
   RiverSource Partners Small Cap Growth                    A       B       C       --      R2      R3      --
   RiverSource Small Cap Advantage                          A       B       C       --      R2      R3      --

RiverSource Fund Distributors - 12b-1 Plan and Agreement
Page 7


                                                                                  CLASSES
                                                          -----------------------------------------------------
                 FUNDS                                      A       B       C       D       R2      R3      W
                 -----                                    -----   -----   -----   -----   -----   -----   -----
RiverSource Strategic Allocation Series, Inc.
   RiverSource Strategic Allocation                         A       B       C       --      R2      R3      --
   RiverSource Strategic Income Allocation                  A       B       C       --      R2      R3      --
RiverSource Tax-Exempt Income Series, Inc.
   RiverSource Tax-Exempt High Income                       A       B       C       --      --      --      --
RiverSource Tax-Exempt Series, Inc.
   RiverSource Intermediate Tax-Exempt                      A       B       C       --      --      --      --
   RiverSource Tax-Exempt Bond                              A       B       C       --      --      --      --

                                                                                          CLASSES
                                                                  --------------------------------------------------------
                                                                                                  R (TO BE
                                                                                                  KNOWN AS
                  FUNDS                                             A       B       C       D        R2)       R3      W
                                                                  -----   -----   -----   -----   --------   -----   -----
Seligman Asset Allocation Series, Inc.
   Seligman Asset Allocation Aggressive Growth Fund                 A       B       C       --       --        --      --
   Seligman Asset Allocation Balanced Fund                          A       B       C       --       --        --      --
   Seligman Asset Allocation Growth Fund                            A       B       C       --       --        --      --
   Seligman Asset Allocation Moderate Growth Fund                   A       B       C       --       --        --      --
Seligman Capital Fund, Inc.                                         A       B       C       --       R2        R3      --
Seligman Common Stock, Inc.                                         A       B       C       --       R2        --      --
Seligman Communications and Information Fund, Inc.                  A       B       C       --       R2        R3      --
Seligman Core Fixed Income Fund, Inc.                               A       B       C       --       R2        --      --
Seligman Frontier Fund, Inc.                                        A       B       C       --       R2        R3      --
Seligman Global Fund Series, Inc.
   Seligman Global Smaller Companies Fund                           A       B       C       --       R2        R3      --
   Seligman Global Technology Fund                                  A       B       C       --       R2        R3      --
   Seligman Emerging Markets Fund                                   A       B       C       --       R2        --      --
   Seligman Global Growth Fund                                      A       B       C       --       R2        --      --
   Seligman International Growth Fund                               A       B       C       --       R2        --      --
Seligman Growth Fund, Inc.                                          A       B       C       --       R2        R3      --
Seligman High Income Fund Series
   Seligman High-Yield Fund                                         A       B       C       --       R2        --      --
   Seligman U.S. Government Securities Fund                         A       B       C       --       R2        --      --
Seligman Income and Growth Fund, Inc.                               A       B       C       --       R2        --      --
Seligman LaSalle Real Estate Fund Series, Inc.
   Seligman LaSalle Global Real Estate Fund (to be known as
      RiverSource LaSalle Global Real Estate Fund)                  A       B       C       --       R2        R3      --
   Seligman LaSalle Monthly Dividend Real Estate Fund (to be
      known as RiverSource LaSalle Monthly Dividend Real Estate
      Fund)                                                         A       B       C       --       R2        R3      --
Seligman Municipal Fund Series, Inc.
   Seligman National Municipal Class (National Fund)                A       --      C       --       --        --      --
   Seligman Minnesota Municipal Class (Minnesota Fund)              A       --      C       --       --        --      --
   Seligman New York Municipal Class (New York Fund)                A       --      C       --       --        --      --
Seligman Municipal Series Trust
   Seligman California Municipal High Yield Series                  A       --      C       --       --        --      --
   Seligman California Municipal Quality Series                     A       --      C       --       --        --      --
Seligman TargetHorizon ETF Portfolios, Inc.
   Seligman TargETFund 2045                                         A       --      C       --       R2        --      --
   Seligman TargETFund 2035                                         A       --      C       --       R2        --      --
   Seligman TargETFund 2025                                         A       --      C       --       R2        --      --
   Seligman TargETFund 2015                                         A       --      C       --       R2        --      --
   Seligman TargETFund Core                                         A       --      C       --       R2        --      --
Seligman Value Fund Series, Inc.
   Seligman Large-Cap Value Fund                                    A       B       C       --       R2        R3      --
   Seligman Smaller-Cap Value Fund                                  A       B       C       --       R2        R3      --

RiverSource Fund Distributors - 12b-1 Plan and Agreement
Page 8


                                  FEE SCHEDULE

The fee maximum for services under this Plan and Agreement shall be the lesser of the amount of expenses eligible for reimbursement (including any unreimbursed expenses) or a rate equal on an annual basis to the following percentage of the average daily net assets of the Fund attributable to the applicable class:

CLASS    FEE
-----   -----
 A      0.25%
 B      1.00%
 C      1.00%
 D      0.25%
 R2     0.50%
 R3     0.25%
 W      0.25%

For Class A, Class D and Class W shares, the fee shall be paid to the Distributor in cash within five (5) business days after the last day of each quarter.

For Class B and Class C shares, the maximum fee under this Plan and Agreement will be equal on an annual basis to 1.00% of the average daily net assets of the Funds attributable to Class B shares and Class C share, respectively. Of that amount, up to 0.75% shall be reimbursed for distribution expenses. The fee shall be paid to the Distributor in cash within five (5) business days after the last day of each month. Up to an additional 0.25% shall be reimbursed for shareholder servicing expenses. The fee shall be paid to the Distributor in cash within five
(5) business days after the last day of each quarter.

For Class R2 and Class R3, the maximum fee under this Plan and Agreement, which shall be reimbursed for distribution expenses, will be equal on an annual basis of 0.50% of the average daily net assets of the Funds attributable to Class R2 shares and 0.25% of the average daily net assets of the Funds attributable to Class R3 shares. Of that amount, for Class R2, up to 0.25% may be reimbursed for shareholder servicing expenses. The fee shall be paid to the Distributor in cash within five (5) business days after the last day of each quarter.

RiverSource Fund Distributors - 12b-1 Plan and Agreement
Page 9


FOR MONEY MARKET FUNDS:

Each Registrant is a Minnesota corporation, except Seligman Cash Management Fund, which is a Maryland corporation:

                                                                          CLASSES
                                                          -------------------------------------
                 FUNDS                                      A       B       C       R2      W
                 -----                                    -----   -----   -----   -----   -----
RiverSource Money Market Series, Inc.
   RiverSource Cash Management                              A       B       C       R2      W
RiverSource Tax-Exempt Money Market Series, Inc.
   RiverSource Tax-Exempt Money Market Fund                 A       --      --      --      --
Seligman Cash Management Fund, Inc.                         A       B       C       R2      --

                                  FEE SCHEDULE

The maximum fee for services under this Plan and Agreement shall be the lesser of the amount of expenses eligible for reimbursement (including any unreimbursed expenses) or a rate equal on an annual basis to the following percentage of the average daily net assets of the Fund attributable to the applicable class.

FOR RIVERSOURCE CASH MANAGEMENT FUND AND RIVERSOURCE TAX-EXEMPT MONEY MARKET
FUND:

CLASS    FEE
-----   -----
 A      0.10%
 B      0.85%
 C      0.75%
 R2     0.50%
 W      0.10%

FOR SELIGMAN CASH MANAGEMENT FUND, INC.:

CLASS    FEE
-----   -----
 A      0.25%
 B      1.00%
 C      1.00%
 R2     0.50%

For Class A and Class W shares, the fee shall be paid to the Distributor in cash within five (5) business days after the last day of each quarter.

For Class B shares, the maximum fee under this Plan and Agreement will be equal on an annual basis to 0.85% of the average daily net assets of the Fund attributable to Class B shares. Of that amount, up to 0.75% shall be reimbursed for distribution expenses. The fee shall be paid to the Distributor in cash within five (5) business days after the last day of each month. Up to an additional 0.10% shall be reimbursed for shareholder servicing expenses. The fee shall be paid to the Distributor in cash within five (5) business days after the last day of each quarter.

For Class C shares, the maximum fee under this Agreement will be equal on an annual basis to 0.75% of the average daily net assets of the Funds attributable to Class C shares for distribution expenses. The fee shall be paid to the Distributor in cash within five (5) business days after the last day of each month.

RiverSource Fund Distributors - 12b-1 Plan and Agreement
Page 10


For Class R2, the maximum fee under this Plan and Agreement, which shall be reimbursed for distribution expenses, will be equal on an annual basis of 0.50% of the average daily net assets of the Funds attributable to Class R2 shares. Of that amount, for Class R2, up to 0.25% may be reimbursed for shareholder servicing expenses. The fee shall be paid to the Distributor in cash within five
(5) business days after the last day of each quarter.